[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDIENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                                                                   EXHIBIT 10.35




                           CLINICAL SERVICES AGREEMENT

                                     BETWEEN

                                   ALTEON INC.

                                       AND

                                 QUINTILES, INC.

                           DATED AS OF AUGUST 11, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENTS...................................................      1

1.       OBLIGATIONS OF QUINTILES........................................      1
         1.1          Protocols..........................................      1
         1.2          Services...........................................      2
         1.3          Staffing...........................................      5
         1.4          QUINTILES's Representations and Warranties.........      6
         1.5          Communications.....................................      7

2.       TRANSFER OF RIGHTS AND OBLIGATIONS..............................      7
         2.1          Transfer of Obligations to QUINTILES...............      7
         2.2          Transfer of Rights and Obligations by ALTEON.......      7

3.       STATUS REPORTING................................................      8
         3.1          Cooperation........................................      8
         3.2          Monthly Status Reports.............................      8

4.       CLINICAL SUPPLIES...............................................      8
         4.1          Clinical Supplies..................................      8

5.       COMPENSATION....................................................      8
         5.1          Budget.............................................      8
         5.2          Payment Obligation.................................      8
         5.3          Invoices...........................................      9
         5.4          Payment of Invoices................................      9
         5.5          Disputes Regarding Invoices........................      9
         5.6          Cost Savings.......................................      9
         5.7          No Interest........................................      9
         5.8          Cost Estimates.....................................      9
         5.9          Cost Increases.....................................     10
         5.10         Records Retention..................................     10
         5.11         Audit Request......................................     10

6.       CONFIDENTIAL INFORMATION........................................     10
         6.1          Confidentiality Obligation.........................     10
         6.2          Exceptions.........................................     11
         6.3          Return of Confidential Information.................     11
         6.4          Remedies...........................................     11

7.       OWNERSHIP OF PROPERTY...........................................     12
         7.1          Ownership..........................................     12
         7.2          Data Retention.....................................     12

8.       PATENT RIGHTS...................................................     13
         8.1          Invention Disclosure...............................     13
         8.2          Assignment.........................................     13

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY.....................     13
         9.1          Indemnification of QUINTILES.......................     13
         9.2          Indemnification of ALTEON..........................     14
         9.3          Notice; Control of Defense.........................     14
         9.4          Limitation of Liability............................     14
         9.5          Investigators......................................     14

10.      TERM; TERMINATION...............................................     14
         10.1         Term of Agreement..................................     14
         10.2         Termination by ALTEON..............................     15
         10.3         Breach.............................................     15
         10.4         QUINTILES's Obligations Upon Early Termination.....     15
         10.5         ALTEON's Obligations upon Early Termination........     15
         10.6         Survival...........................................     16

11.      FORCE MAJEURE...................................................     16
         11.1         Force Majeure......................................     16

12.      MISCELLANEOUS...................................................     16
         12.1         Relationship of Parties............................     16
         12.2         Assignment.........................................     16
         12.3         Notices............................................     16
         12.4         Amendment..........................................     17
         12.5         Waiver.............................................     17
         12.6         Governing Law......................................     17
         12.7         Alternative Dispute Resolution.....................     17
         12.8         Entire Agreement of the Parties....................     18
         12.9         Counterparts.......................................     18
         12.10        Descriptive Headings...............................     18

                           CLINICAL SERVICES AGREEMENT

         THIS CLINICAL SERVICES AGREEMENT (this "Agreement"), dated as of August 11, 1996, is by and between Alteon Inc. a Delaware corporation, with offices at 170 Williams Drive, Ramsey, New Jersey 07446, ("ALTEON"), and Quintiles, Inc., a North Carolina corporation, with offices at 1007 Slater Road, Durham, North Carolina 27703 ("QUINTILES").


                             PRELIMINARY STATEMENTS:

         A. ALTEON is in the business of developing pharmaceutical products and is currently conducting clinical trials with respect to a drug known as pimagedine (the "Compound").

         B. QUINTILES is in the business of providing clinical trial services for the pharmaceutical industry.

         C. ALTEON desires to contract with QUINTILES, and QUINTILES desires to be contracted by ALTEON, for the purposes of providing to ALTEON such clinical trial services as more particularly described herein, in support of the Protocols (as defined below).

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants of the parties provided in this Agreement, the parties hereby agree as follows:


1. OBLIGATIONS OF QUINTILES.

         1.1 Protocols. QUINTILES shall conduct the services set forth in the Proposal dated July 16, 1996 submitted by QUINTILES to ALTEON, as amended or added to from time to time by the mutual agreement of the parties (the "Proposal"), in consultation with ALTEON as provided in this Agreement, to support ALTEON's conduct of four studies (individually, a "Study" and collectively the "Studies") of the Compound in accordance with the following protocols:

                  (a) Protocol Number AGPR0002, entitled "A Placebo-Controlled Safety and Efficacy Study of Pimagedine in Diabetic Patients with Overt Diabetic Nephropathy";

                  (b) Protocol Number AGPR0009, entitled "A Placebo-Controlled Safety and Efficacy Study of Pimagedine in Patients with Type II Diabetes Mellitus and Overt Diabetic Nephropathy";

                  (c) Protocol Number 201228-PR0016, entitled "A
Placebo-Controlled Study of the Effect of Pimagedine on Plasma Lipid Levels and AGEs in Patients with Diabetes and Elevated Serum Cholesterol Levels"; and

                  (d) Protocol Number 201228-PR0014, entitled "A
Placebo-Controlled Safety and Efficacy Study of Pimagedine in Diabetic Patients with End-Stage Renal Disease on Hemodialysis";

(each, a "Protocol" and, collectively, the "Protocols").

         1.2 Services. QUINTILES hereby agrees to use all reasonable best efforts to conduct the project management, medical management, data management, biostatistical analysis, report preparation, regulatory and other services, in accordance with the Proposal, as amended or added to from time to time by mutual agreement of the parties, (the "Services"). The Services to be provided by QUINTILES to ALTEON, all as more particularly specified in the Proposal, will include, but will not be limited to, the following:

                  (a) QUINTILES will conduct the Services in accordance with the Protocols and as outlined in the Proposal, including performance of the Services within the time periods set forth in the Proposal (the "Timeline"). The Services will be conducted in accordance with all applicable Federal, national, state, and local laws, statues, ordinances and regulations.

                  (b) QUINTILES will prepare necessary and appropriate documentation for submission to the appropriate regulatory authority or ALTEON for the conduct of the Studies and the Services, including without limitation, as appropriate, IRB approval of Protocol amendments and annual re-approvals. For purposes of this Agreement, "IRB" means an institution review board that complies with the requirements of Title 21, Part 56 of the code of Federal Regulations, as amended, supplemented or modified from time to time, or the Canadian equivalent. For purposes of this Agreement, "Investigators" means all investigators recruited previously by or on behalf of ALTEON, and all additional investigators, if any recruited by QUINTILES as part of the Services.

                  (c) QUINTILES will provide all new Investigators with the current Investigators' brochure and, as the investigation proceeds, will keep each Investigator informed of new information received from ALTEON regarding the Compound.

                  (d) QUINTILES will monitor the Studies to verify that each is being conducted in accordance with the applicable Protocol and with all now or hereafter applicable Federal, national, state, and local laws, statutes, ordinances, and regulations, including, without limitation, Food and Drug Administration (or any other government body or agency that succeeds it) ("FDA") (or the equivalent Canadian regulatory authority) guidelines on the responsibilities of sponsors, (relating to those responsibilities delegated to QUINTILES under EXHIBIT B), monitors, clinical Investigators and informed consents.

                  (e) QUINTILES shall provide all data management services as set forth in EXHIBIT A.

                  (f) ALTEON shall have the right, but not the obligation, to co-monitor, in conjunction with QUINTILES, those Investigators being monitored by QUINTILES with respect to the Services provided hereunder. In the event ALTEON determines there is substantial cause for independent monitoring by ALTEON, it may do so following prior written notification to QUINTILES and QUINTILES will assist and cooperate with ALTEON therein. In addition, ALTEON may also conduct random site inspections for quality control purposes without prior notice to QUINTILES.

                  (g) QUINTILES agrees that throughout the duration of this Agreement with respect to all Investigator sites participating in the Studies, and at any subsequent time when QUINTILES shall receive information regarding the safety of the Compound used in the Studies as it pertains to serious adverse experiences, it shall notify ALTEON in writing, in English. Such notification shall be in such a timely fashion so as to permit compliance with all regulatory requirements (e.g. 21 CRF 312.32 and its Canadian equivalent) for the handling and disclosure of any information concerning any serious or unexpected event, injury, toxicity or sensitivity reaction or any unexpected incidence, or the severity thereof, associated with the clinical use, studies, investigations, tests, whether or not determined to be attributable to the Compound. "Serious," as used in this Section, refers to an experience which results in death, permanent or substantial disability, in-patient hospitalization, prolongation of hospitalization, or is a congenital anomaly, cancer, the result of an overdose, or life threatening. "Unexpected," as used in this Section, refers to conditions or developments not previously submitted to governmental agencies or encountered during clinical studies of the Compound(as represented by ALTEON to QUINTILES), and conditions or developments, at a rate higher than shown by information previously submitted to an agency or other governmental agencies or encountered during clinical studies of the Compound(as represented by ALTEON to QUINTILES) or, if applicable, conditions or developments not identified in the approved product information.

                  All serious adverse events ("SAEs") will be summarized in the monthly status report. QUINTILES shall be responsible for collecting all relevant information and for evaluating SAE's (including, causality assessments). QUINTILES shall provide ALTEON with all documentation and data concerning SAEs, such as are required for evaluation. QUINTILES shall be responsible for making all FDA (or the equivalent Canadian regulatory authority) or other regulatory filings required regarding SAEs, subject to the prior review and approval by ALTEON.

                  QUINTILES will be responsible for distributing all notices of SAEs and IND safety reports to all Investigators, and ALTEON will receive copies of all such reports distributed by QUINTILES. On request, QUINTILES shall supply ALTEON with the original documents. For purposes of this Agreement, "IND" means an investigational new drug application filed with the FDA (or the equivalent Canadian regulatory authority).

                  (h) QUINTILES will collect the evidence related to the safety of the Compound as it is obtained from all Investigators, whether being monitored by QUINTILES or ALTEON, and make such evidence available to ALTEON. ALTEON will make available to QUINTILES relevant safety information from Investigators being monitored solely by ALTEON.

                  (i) QUINTILES will store copies of all data and records in accordance with local and FDA (or the equivalent Canadian regulatory authority) regulations. The originals of all such information will be forwarded to ALTEON at the termination of this Agreement, subject to ALTEON having made all payments contemplated in Section 5 except those payments subject to a bona fide dispute as contemplated by Section 5.5.

                  (j) With respect to Investigators being monitored by QUINTILES, QUINTILES will report to ALTEON any such Investigator that is not complying with his/her signed agreement (Form FDA-1572, or the Canadian equivalent) and, after approval is received from ALTEON, will assist ALTEON to end such Investigator's participation in the Studies, and recover the Compound.

                  (k) QUINTILES will be responsible for the selection of monitors qualified by training and experience to monitor the progress of the investigation, subject to reasonable review and approval by ALTEON.

                  (l) QUINTILES will verify that any clinical laboratory used in the conduct of the Studies at all monitored sites shall be appropriately licensed and/or approved as required in the location where such laboratories are situated. ALTEON will make available to QUINTILES relevant information from sites monitored solely by ALTEON.

                  (m) QUINTILES will undertake coordination of the shipment of the Compound to all participating Investigators. During the Studies, each clinical Investigator shall keep a record of the dates and amounts of Compound supplies received at the applicable Study location; the dates, amount and patients to whom the test Compound has been administered; the dates (when known) and amount of the Compound broken, spilled, or lost; and the dates and amount of the Compound supply which is being refused. At the completion or early termination of each Study, QUINTILES will make an accounting of all clinical supplies based upon such investigator's records. ALTEON will make available to QUINTILES relevant information from sites monitored solely by ALTEON. QUINTILES will verify that each Investigator has returned to ALTEON or to another location specified by ALTEON, after the completion or earlier termination of any such Studies, all unused Compound supplies and account for all Compound supplies which have been lost or missing.

                  (n) QUINTILES will prepare materials necessary to permit ALTEON to maintain an IND in effect, with respect to all Investigators, including the submission of annual reports.

                  (o) Should appropriate regulatory authorities or any other Federal, national, state, or local government authority conduct, or give notice of intent to conduct, an inspection at any investigational site or take any other regulatory action with respect to Services provided for in this Agreement, then QUINTILES will promptly give ALTEON notice thereof and supply all information pertinent thereto, and ALTEON shall have the right, but not the obligation, to be present at any such inspection or regulatory action. ALTEON will give reciprocal notice to QUINTILES as to those sites being monitored solely by ALTEON.

                  (p) From time to time, at the request of ALTEON or QUINTILES, the parties may agree to increases, decreases, or changes in the scope of Services to be provided by QUINTILES and the Budget and Timeline which shall be reflected in an written amendment or change order to one or more of the Exhibits under this Agreement signed by both parties. No amendment or change order shall serve to supersede or replace any material provision in the body of this Agreement unless it is duly executed by the Chief Executive Officer of Alteon. When considering any request pursuant to this Section, the parties shall act in good faith and promptly. Neither party shall unreasonably withhold consent to a request.

         1.3 Staffing.

                  (a) QUINTILES agrees to appoint an employee of QUINTILES, reasonably acceptable to ALTEON, to be the project leader for QUINTILES for the performance of the Services to be provided pursuant to this Agreement (the "Project Leader"). Thereafter, at any time that QUINTILES desires to change to Project Leader, QUINTILES may do so, subject to the reasonable review and approval by ALTEON.

                  (b) QUINTILES agrees to appoint Randy Anderson, Ph.D. to be a scientific advisor for QUINTILES for the performance of the Services to be provided pursuant to this Agreement for a period of at least twelve months from the effective date of this Agreement. Thereafter, or sooner if Dr. Anderson becomes unable or unwilling to act in such capacity, at any time that QUINTILES desires to replace Dr. Anderson as a scientific advisor, QUINTILES may do so, subject to the reasonable review and approval by ALTEON.

                  (c) The parties acknowledge and agree that, because QUINTILES must undertake to provide the Services as expeditiously possible, QUINTILES initially may provide a maximum of 60% of the Services (calculated on the basis of the number of personhours necessary to provide the Services) through the use of clinical research associates who are independent contractors of QUINTILES. However, QUINTILES shall use its best efforts so that, within a reasonable period of time after the date of this Agreement, it provides such percentage of the Services (calculated on the same basis) through the use of individuals who are full-time employees of QUINTILES as QUINTILES and ALTEON shall determine is appropriate. During the term of this Agreement, QUINTILES shall keep ALTEON informed as to the key team members (including, but not limited to, CRAs, biostatistician, programmer, project medical officer, data manager, regulatory affairs representative and project leader) assigned to provide the Services from time to time. Subject to the foregoing, if, at any time, ALTEON is not satisfied with any or all of the staffing providing Services, ALTEON may request a change to satisfy its concerns. In such event, ALTEON and QUINTILES shall conduct good faith discussions regarding changes in the staffing used to provide the Services, in an effort to reach a mutually acceptable resolution.

         1.4 QUINTILES's Representations and Warranties. QUINTILES represents and warrants to ALTEON that:

                  (a) It has the facilities, personnel and experience sufficient in quantity and quality to perform all Services pursuant to this Agreement;

                  (b) All of the personnel assigned to perform the Services and the Studies shall be qualified and properly trained;

                  (c) QUINTILES shall perform the Services in a manner commensurate with professional standards generally applicable among its industry;

                  (d) QUINTILES will maintain strict budgetary controls, it will use reasonable efforts to not exceed any of the itemized costs in the Budget, and it will use its best efforts not to exceed the total cost figure for each Protocol, or Major Area thereof (as defined in Section 5.8), contained in the Budget;

                  (e) QUINTILES will use its best efforts to meet the time periods for completion of the Services to be provided pursuant to the Agreement; and

                  (f) All statements of fact set forth in the Proposal concerning the qualifications and activities of QUINTILES are true in all material respects.

         1.5 Communications. All communications and day-to-day or regular reports to be made pursuant to this Agreement (other than legal notices, which shall be delivered pursuant to Section 12.3), shall be made in the same manner as provided in Section 12.3, but shall be made as follows (or to such other person as such party may designate from time to time):


                  (a) If to ALTEON, addressed to:

                           Alteon Inc.
                           170 Williams Drive
                           Ramsey, New Jersey  07446-2907
                           Attention:  Kenneth Cartwright, MB, ChB,
                                                  MFCM, MRCPsych
                           Telephone No.: (201) 934-5000
                           Facsimile No.: (201) 934-8880

                  (b) If to QUINTILES, addressed to:

                           Quintiles, Inc.
                           1007 Slater Road
                           Durham, North Carolina 27703
                           Attention:  Randy Anderson, Ph.D.
                           Telephone No.: (919)941-2888
                           Facsimile No.: (919)941-0972


2. TRANSFER OF RIGHTS AND OBLIGATIONS.

         2.1 Transfer of Obligations to QUINTILES. Pursuant to 21 CFR 312.52 (or the Canadian equivalent), ALTEON shall transfer to QUINTILES all of the obligations identified in EXHIBIT B to be so transferred and agrees that the same description and extent of obligations transferred shall be included in Form FDA 1571, Section #13 (or the Canadian equivalent). QUINTILES agrees to carry out diligently all transferred obligations.

         2.2 Transfer of Rights and Obligations by ALTEON. The parties acknowledge and agree that ALTEON may have one or more strategic development partners involved in the Studies from time to time during the term of this Agreement. ALTEON shall have the right to grant any of its rights and obligations under this Agreement to one or more such partners upon notice to QUINTILES from time to time; provided however, that in the event that any such partner is financially less stable than ALTEON, then ALTEON shall guarantee any financial obligations transferred to such partner unless QUINTILES otherwise agrees.


3. STATUS REPORTING.

         3.1 Cooperation. All of the Services shall be performed in close cooperation with ALTEON, and designated ALTEON personnel will be kept frequently and regularly informed of the progress of the Studies as contemplated by the Proposal.

         3.2 Monthly Status Reports.

                  (a) QUINTILES will provide monthly status reports on each Study within ten (10) days after the end of each month which shall include, but not be limited to, the number of patients entered, dropped and completed in such Study, reports of monitoring site visits, CRF's reviewed, safety reports, and data entered into each Study database.

                  (b) QUINTILES will also provide a monthly report containing a comparison of the actual cost to Alteon of each Study for Services performed from the effective date of this Agreement through the end of such month to the costs for such Services as set forth in the Budget (as defined in Section 5.1).

4. CLINICAL SUPPLIES.

         4.1 Clinical Supplies. QUINTILES will coordinate and have day-to-day responsibilities for directing ALTEON's distributor with regard to the supply to the Investigators of the Compound and other non-drug study supplies for the timely completion of the Studies and will instruct the distributor selected by ALTEON in the shipment of any such supplies.


5. COMPENSATION.

         5.1 Budget. The total estimated budget for the Services is attached as EXHIBIT C,, as amended or added to from time to time by mutual agreement of the parties (the "Budget"). Following receipt by Alteon of the report provided pursuant to Section 3.2, the parties shall review, on a monthly basis, the budgeted costs associated with the ongoing performance of the Services to be provided by QUINTILES. In addition, at the end of each calendar quarter during the term of this Agreement, ALTEON and QUINTILES shall meet and conduct such a review of the Budget in detail, and ALTEON shall have the right to review, on a line-by-line basis, each invoice for Services rendered to ALTEON by QUINTILES in comparison to the Budget for such Services.

         5.2 Payment Obligation. ALTEON shall pay to QUINTILES the fees and other out-of-pocket costs set forth in the Proposal. QUINTILES warrants that all out-of-pocket expenses incurred by QUINTILES in connection with the Studies, including, without limitation, travel and printing expenses, are billed to ALTEON at the same cost as incurred by QUINTILES. All fees for Investigators' services will be billed by the Investigators directly to ALTEON.

         5.3 Invoices. QUINTILES will submit to ALTEON monthly invoices approximately twenty (20) days after the end of each calendar month during the term of this Agreement. All invoices from QUINTILES shall be itemized to reflect activities performed, time spent and costs incurred, in such detail as ALTEON shall reasonably request from time to time. In addition, QUINTILES will supplement each invoice within ten (10) days thereafter with information reflecting the names of the individuals who performed the services invoiced and time spent by each individual reflected in such invoice. Such invoices will specify QUINTILES' fees, based on its daily rates, as specified in the Proposal, and out-of-pocket expenditures for the applicable month.

         5.4 Payment of Invoices. All QUINTILES invoices are payable within ten
(10) business days after the receipt by ALTEON of the invoice and supplemental information (as contemplated by Section 5.3).

         5.5 Disputes Regarding Invoices. QUINTILES shall not suspend work or seek to terminate this Agreement on account of ALTEON's failure to pay any invoiced amount which is the subject of a good faith bone fide dispute, provided that ALTEON pays all non-disputed amounts. In the event there is a good faith bone fide dispute as to the timing or amount of a payment to be made under this Agreement which the parties cannot resolve amicably, then upon the request of either party, such matter shall be referred for expedited resolution pursuant to the provisions of Section 12.7 of this Agreement.

         5.6 Cost Savings. Should there be a cost or expense savings under this Agreement, QUINTILES shall refund such savings to ALTEON at the termination of this Agreement.

         5.7 No Interest. All payments under this Section 5, including the refund of savings by QUINTILES under Section 5.5, shall be made free of interest.

         5.8 Cost Estimates. The time and cost estimates contained in the Proposal represent the best judgment QUINTILES can render at the outset of this Agreement. ALTEON and QUINTILES agree that any unforeseen cost increases of up to 5% of the total Budget amount for each Major Area of each Study will be permitted as a legitimate cost modification, provided that QUINTILES shall notify ALTEON promptly of any such excess costs. QUINTILES will document actual hours expended. It is understood that QUINTILES shall use its good faith efforts to control and limit the costs and expenses associated with this Agreement, consistent with the quality of work and time for completion of services required of QUINTILES as provided in this Agreement. For purposes of this Agreement, "Major Area" means each of the sections in the Budget appearing therein in all capital letters, such as PROJECT SET-UP/INITIATION, CLINICAL TRIAL MANAGEMENT, MEDICAL SUPPORT, CLINICAL DATA MANAGEMENT, BIOSTATISTICAL ANALYSIS, SUPPORT SERVICES and MISCELLANEOUS COSTS.

         5.9 Cost Increases. In the event that QUINTILES determines that a cost increase of more than 5% of the total Budget amount for any Major Area of any Study is necessary, QUINTILES shall provide ALTEON with the reason(s) for the requested modification to the Budget and an estimate of the overall increase in costs. ALTEON and QUINTILES shall meet and confer regarding their requested modifications and shall use their best efforts to agree on modifications to the Budget that are mutually acceptable.

         5.10 Records Retention. QUINTILES shall keep complete and accurate records pertaining to the Services performed and costs incurred in connection with the Services for a period of three years after the termination of this Agreement, and in sufficient detail to permit ALTEON to confirm the accuracy of the invoices submitted pursuant to this Section 5.

         5.11 Audit Request. At the request and expense of ALTEON, QUINTILES shall permit a representative of ALTEON (provided such representative is not in competition with QUINTILES) or an independent, certified public accountant appointed by ALTEON, at reasonable times and upon reasonable notice, to examine those records and all other material documents relating to or relevant to the Services and costs thereof in the possession or control of QUINTILES, for a period of three years after the termination of this Agreement, as may be necessary to determine the correctness of any payment made under this Agreement. Results of any such examination shall be made available to QUINTILES if a claim is made for overpayment by ALTEON. ALTEON shall bear the full cost of the performance of any such audit, unless such audit demonstrates overbilling by QUINTILES of more than five percent (5%) from the amount of the original invoice submitted by QUINTILES for such Services and costs. In such event, QUINTILES shall bear the full cost of the performance of such audit.


6. CONFIDENTIAL INFORMATION.

         6.1 Confidentiality Obligation. QUINTILES agrees that all materials, documents, data, reports and information provided to it by ALTEON and, except as provided in Section 7, all materials, documents, data, reports and information developed by QUINTILES pursuant to this Agreement, is and shall be considered as confidential information of ALTEON (collectively, the "ALTEON Confidential Information") and the sole property of ALTEON. ALTEON agrees that all information disclosed to ALTEON about QUINTILES' internal operations and systems, including but not limited to QUINTILES Property described in Section 7 below, is and shall be considered as confidential information of QUINTILES (collectively, the "QUINTILES Confidential Information") and is the sole property of QUINTILES.

Each party agrees to hold the Confidential Information of the other party in strict confidence during the term of this Agreement and for 10 years after the termination of this Agreement and shall not, without the consent of the other party, (a) reveal, publish, report or disclose any Confidential Information to any person or entity, or (b) use any of such party's Confidential Information for the benefit of any person or entity, or for any purpose, other than as may reasonably be necessary for the conduct of the Services and the Studies as contemplated by this Agreement, except that either party may disclose Confidential Information of the other party to hospital authorities, IRBs, employees and representatives only on a need-to-know basis (including fulfilling corporate reporting obligations) and only if the foregoing parties (other than hospital authorities and IRBs) are bound and obligated by similar to provisions of confidentiality similar to as provided in this Agreement.

         6.2 Exceptions. The obligations of the parties regarding Confidential Information shall not apply to information which: (a) is or becomes available to the public other than as a result of disclosure by the receiving party: (b) becomes available to the receiving party on a non-confidential basis from a source which is not obligated to hold such information in confidence; (c) is developed by the receiving party independently, and not as part of the Services provided under this Agreement, as evidenced by written records; (d) was in the possession of the receiving party prior to the receipt from the disclosing party or the creation of the information pursuant to this Agreement; or (e) is required by law to be disclosed, provided that the owner of the Confidential Information shall be notified in advance and given a reasonable opportunity to oppose such disclosure.

         6.3 Return of Confidential Information. Upon the completion or earlier termination of this Agreement, QUINTILES will promptly return to ALTEON all of the ALTEON

Confidential Information, as well as all applicable portions of the written or computer stored material which incorporates any ALTEON Confidential Information, provided that QUINTILES may retain in its confidential files one copy of such documents as it may determine reasonably necessary for regulatory, legal or insurance purposes.

         6.4 Remedies. Each party acknowledges that the disclosure of Confidential Information of the other party without such party's express, written permission will cause such party irreparable harm and that the breach or threatened breach of the nondisclosure provisions of this Agreement will entitle the owner of the Confidential Information to injunctive relief, in addition to any other legal remedies that may be available to it.


7. OWNERSHIP OF PROPERTY.

         7.1 Ownership. All materials, documents, data, information, reports and suggestions of every kind and description supplied to QUINTILES by ALTEON or prepared or developed by QUINTILES pursuant to this Agreement (except for QUINTILES Property described below ) shall be the sole and exclusive property of ALTEON and ALTEON shall have the right to make whatever use it deems desirable, without objection or liability to QUINTILES of any such materials, documents, data reports and information. All such materials, records, documents, data, information and reports are subject to audit by ALTEON during regular business hours, at ALTEON's discretion and upon reasonable notice to QUINTILES, to verify QUINTILES's compliance with this Agreement and the Protocols. It is acknowledged that QUINTILES is possessed of certain technical expertise relating to computers, software, and drug development which have been independently developed by QUINTILES without the benefit of any information provided by ALTEON. The parties agree that any computer software programs, statistical methodologies, processes, methods and other analyses used by QUINTILES under or during the term of this Agreement (except where such program, methodology, process, method or analyses is created or developed at the request and expense of ALTEON or with the assistance of ALTEON) are the product of QUINTILES' technical expertise possessed and developed by QUINTILES prior to the date of this Agreement and are the sole and separate property of QUINTILES (the "QUINTILES Property").

         7.2 Data Retention. QUINTILES may retain copies of all such materials, records, documents, data, information and reports as required by applicable laws, rules and regulations. Unless otherwise required by law or by the terms of this Agreement, all such ALTEON property which QUINTILES shall have in its possessions shall be maintained by QUINTILES for a period of not less than three
(3) years from the date of receipt thereof and shall be organized in such manner that it will be ready for immediate reference. After three (3) years or such longer period as may be required by applicable laws or regulations, QUINTILES may dispose of such property in accordance with ALTEON's instructions. If ALTEON fails to give said instructions, QUINTILES shall so notify ALTEON; and if said instructions are still not forthcoming within thirty (30) days of said notification, then QUINTILES may destroy such property as it determines.

8. PATENT RIGHTS.

         8.1 Invention Disclosure. QUINTILES will disclose promptly to ALTEON or its nominee any and all patentable inventions, discoveries and improvements conceived or made by QUINTILES as a result of providing the Services to ALTEON pursuant to this Agreement and relating to such Services, and agrees to assign all its interest therein to ALTEON or its nominee; provided, that QUINTILES shall retain all rights to QUINTILES Property and improvements thereto (except where such improvement is created or developed at the request and expense of ALTEON or with the assistance of ALTEON), including any data, processes, software (including codes) technology, means, and know-how developed by QUINTILES which relate generally to data collection, data management or statistical analyses.

         8.2 Assignment. Whenever requested to do so by ALTEON, QUINTILES will execute any and all applications, assignments or other instruments and give testimony which ALTEON shall deem necessary to apply for and obtain Letters of Patent of the United States or of any foreign country or to protect otherwise ALTEON's interests therein, and ALTEON shall compensate QUINTILES for the time devoted to said activities and in reimburse it for expenses incurred.


9. INDEMNIFICATION AND LIMITATION OF LIABILITY.

         9.1 Indemnification of QUINTILES. ALTEON will defend, indemnify and hold harmless QUINTILES, its affiliates and its and their respective directors, officers, employees and agents (each an "Indemnified Party") from and against all losses, claims, actions, damages, liabilities, costs and expenses (including reasonable attorney's fees and court costs) (collectively, "Losses") from any claim from any third party relating to or arising out of or in connection with the performance of the Services to be provided by QUINTILES pursuant to this Agreement or conducted in accordance with the Protocol, ALTEON's instructions, or any applicable FDA (or the equivalent Canadian regulatory authority) or other governmental requirements, except to the extent that such Losses are determined to be attributable to:

                  (a) the failure by QUINTILES or any of the QUINTILES's personnel (including employees, agents or independent contractors) involved in the Study to adhere to the terms of the applicable Protocol or this Agreement; or

                  (b) any negligent or wrongful act or omission, or willful malfeasance, of QUINTILES or any of the QUINTILES's personnel (including employees, agents or independent contractors) involved in the Services being provided by the QUINTILES pursuant to this Agreement.

         9.2 Indemnification of ALTEON. QUINTILES will defend, indemnify and hold harmless Alteon, its affiliates and its and their respective directors, officers, employees and agents (each an "Indemnified Party"), from and against all Losses from any claims from any third party, to the extent such Losses are determined to be attributable to:

                  (a) the willful failure by QUINTILES or any of the QUINTILES's personnel (including employees, agents or independent contractors) involved in the Study to adhere to the terms of the applicable Protocol or this Agreement; or

                  (b) any deliberate or wrongful act or omission, or willful malfeasance, of QUINTILES or any of the QUINTILES's personnel (including employees, agents or independent contractors) involved in the Services to be provided by the QUINTILES pursuant to this Agreement.

         9.3 Notice; Control of Defense. Each Indemnified Party shall promptly notify the indemnifying party of the assertion of any claim or suit for which indemnity hereunder may be sought. Each such Indemnified Party shall permit the indemnifying party to conduct and control the defense and disposition (including all decisions relative to litigation, appeal or settlement) thereof with counsel selected by the indemnifying party and shall cooperate with the indemnifying party in connection therewith. The Indemnified Party shall have the right, at its option and its sole expense, to be represented by separate counsel of its selection in connection with any such claim or suit. Each Indemnified Party shall not unreasonably withhold approval of the settlement of any claim which is approved by the indemnifying party.

         9.4 Limitation of Liability. Except as may otherwise be provided in
Section 9.2, all liability of QUINTILES for any breach of this Agreement, shall be limited to damages directly attributable to such breach, (excluding any special, incidental or consequential damages, even if QUINTILES shall have been advised of the possibility of such damages) and shall also be limited to the aggregate compensation received by QUINTILES from ALTEON under this Agreement.

         9.5 Investigators. For purposes of this Section 9, the parties acknowledge that Investigators shall be deemed to be independent contractors of ALTEON and not of QUINTILES.


10. TERM; TERMINATION.

         10.1 Term of Agreement. This Agreement shall become effective on the date set forth above and shall continue until all Services have been fully and completely performed by QUINTILES, unless earlier terminated as provided for herein.

         10.2 Termination by ALTEON. ALTEON may terminate either Study, the scope of Services or any particular project to be performed under this Agreement for any reason upon thirty (30) days' written notice to QUINTILES. ALTEON may terminate this Agreement, in its entirety, for any reason upon sixty (60) days' written notice to QUINTILES.

         10.3 Breach. Subject to Section 5.5, upon failure by either party to cure a material breach of this Agreement within sixty (60) days (or, if such default cannot be cured within such sixty (60) day period, if the party in default does not commence and diligently continue actions to cure such default) after a written demand for performance, the notifying party shall have the right at any time to terminate this Agreement. Such right to terminate shall be in addition to any and all other legal remedies which such party may have for the enforcement of any and all terms hereof, and does not in any way limit any other legal remedy such party may have. No delay or failure to enforce this or any other provision, or failure to give notice under this Agreement shall constitute a waiver or limitation of rights enforceable under this Agreement.

         10.4 QUINTILES's Obligations Upon Early Termination. In the event of any termination of this Agreement, any Study or any portion thereof by either party pursuant to Section 10.2 or 10.3, QUINTILES shall use all reasonable efforts to conclude or transfer such Study or Studies or portion thereof, as the case may be, as expeditiously as practicable and in accordance with all applicable laws, rules and regulations, including those of the FDA (or the equivalent Canadian regulatory authority) to terminate all obligations as soon as possible to avoid incurring additional expenses. Further, QUINTILES and ALTEON shall cooperate with each other during each termination of such Study or Studies or portion thereof, as the case may be, to safeguard patient safety, continuity of patient treatment and to comply with applicable laws, rules and regulations.

         10.5 ALTEON's Obligations upon Early Termination. In the event of termination of this Agreement, any Study or any portion thereof by ALTEON pursuant to Section 10.2 or by QUINTILES pursuant to Section 10.3, QUINTILES shall be promptly paid in full for all work and service performed pursuant to this Agreement, or relating to such Study or portion thereof, as the case may be, including all fees and other out-of-pocket expenses, as of the date work pursuant to this Agreement, or on such Study or portion thereof, as the case may be, is actually concluded, plus all reasonable costs associated with termination of such Services, such as non-cancelable third party costs associated therewith. In the event of termination by ALTEON pursuant to Section 10.3, ALTEON shall pay all costs which have been incurred by QUINTILES through the date of such termination, but shall not be responsible for non-cancelable third party costs associated therewith.

         10.6 Survival. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. The rights and obligations of the parties under Sections 5.10, 5.11, 6, 7, 8, 9, 10.4, 10.5, 12.6 and 12.7 shall survive the termination of this Agreement.


11. FORCE MAJEURE.

         11.1 Force Majeure. The parties shall be excused from performing their obligations under this Agreement if its performance is delayed or prevented by any event beyond such party's reasonable control, including, but not limited to acts of God, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action, or power failure, provided that such performance shall be excused only to the extent of and during such disability. Any time specified for completion of performance in this Agreement falling due during or subsequent to the occurrence of any of such events shall be automatically extended for a period of time equal to the period of such disability. QUINTILES will promptly notify ALTEON if, by reason of any of the events referred to herein, QUINTILES is unable to meet any such time for performance specified in this Agreement.


12. MISCELLANEOUS.

         12.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         12.2 Assignment. This Agreement may not be assigned, and the obligations hereunder cannot be delegated, in whole or in part by QUINTILES without the prior written consent of ALTEON. QUINTILES may delegate or subcontract Services to be provided under this Agreement to any other subsidiary of Quintiles Transnational Corporation. In no event shall any assignment or subcontract of work release QUINTILES from any of its obligations hereunder and any assignee or subcontractor shall agree to be bound by the terms of this Agreement as if it were an original party hereto. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any assignment not in accordance with this Section 12.3 shall be void.

         12.3 Notices. All legal notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change or address shall be effective only upon receipt thereof):

                  (a) If to ALTEON, addressed to:

                           Alteon Inc.
                           170 Williams Drive
                           Ramsey, New Jersey  07446-2907
                           Attention:  Mr. James J. Mauzey, Chairman and Chief
                                    Executive Officer
                           Telephone No.: (201) 934-5000
                           Facsimile No.: (201) 934-8880

                                    cc:

                           Richard J. Pinto, Esq.
                           Smith, Stratton, Wise, Heher & Brennan
                           600 College Road East
                           Princeton, New Jersey  08540

                  (b) If to QUINTILES, addressed to:

                           Quintiles, Inc.
                           1007 Slater Road
                           Durham, North Carolina 27703
                           Attention:  Kenneth A. Williams, Dr. P.H.
                           Telephone No.: (919)941-2888
                           Facsimile No.: (919)941-2165

         12.4 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party.

         12.5 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving party.

         12.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, applicable to contracts executed and performed wholly within the State of New Jersey.

         12.7 Alternative Dispute Resolution. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties, shall, upon written notice by one Party to the other, be submitted for settlement by means of alternative dispute resolution, which can include moderated settlement, minitrial, use of expert advisor mediation or non-binding arbitration, as provided in the New Jersey Alternative Procedure for Dispute Resolution Act, N.J.S.A. 2A:23A-1 et seq. (the "Act"). All proceedings for the alternative resolution of a dispute (an "ADR Proceeding") shall be designed to conclude within four (4) months of the original notice and shall be held at a mutually agreeable location or in New York City. If the Parties cannot agree on the form of ADR Proceeding to be used, then binding arbitration, with an independent arbitrator acceptable to both Parties, shall be used. The Parties shall have ten (10) days after notice is received by the other Party to mutually agree on an umpire for the ADR Proceeding, who shall be selected from among the members of J-A-M-S Endispute, located in Morristown, New Jersey. If the Parties cannot agree on the umpire to be used within such period, J-A-M-S Endispute shall appoint one of its members to serve as umpire for the ADR Proceeding. All fees and expenses associated with the ADR Proceeding shall be divided equally between the parties; provided that each party shall be responsible for such party's own attorneys' fees and disbursements. The Act shall govern the procedures and methods for any ADR

Proceeding demanded or undertaken pursuant to this Agreement. The Parties will cooperate with each other in causing the ADR Proceeding to be held in as efficient and expeditious a manner as practicable.

         12.8 Entire Agreement of the Parties. This Agreement, together with all Exhibits attached hereto, constitutes and contains the entire understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

         12.9 Counterparts. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one party but both such counterparts taken together shall constitute one and the same agreement.

         12.10 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.


         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                   ALTEON INC.



                                   By: /s/ James J. Mauzey
                                       -------------------
                                   Name:   James J. Mauzey
                                           ---------------
                                   Title:  Chairman, CEO
                                           ---------------



                                   QUINTILES, INC.



                                   By: /s/ K.A. Williams
                                       -------------------
                                   Name:   K.A. Williams
                                           ---------------
                                   Title:  Vice President
                                           ---------------

                                    EXHIBIT A

                          DATA MANAGEMENT REQUIREMENTS



------------------------------------------------------------------------------------------------------------
1. DATABASE STRUCTURE
1. Provide completed database
specifications for how data will be
returned to Alteon following Kickoff
meeting in Kansas City
                                                     5 Days                Approval                        X

------------------------------------------------------------------------------------------------------------
2. Design and create database structure
within 1 week of fully executed contract.            7 Days                                                X
------------------------------------------------------------------------------------------------------------
3. Provide Screen Layouts and report
documentation showing number of data
records imported to establish the CRO
database as "live" and fully operational.            14 Days                                               X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
B. EXCEPTION CRITERIA
------------------------------------------------------------------------------------------------------------
1. Develop CRF exception criteria (data              15 Days
edit checks). Alteon will provide support            Coding
& previous exception criteria used by                15 Days
HMR at Kickoff Meeting in Kansas City.               Debug                 Final Approval                  X
                                                     15 Days
                                                     Modifications

------------------------------------------------------------------------------------------------------------
2. First "Live" exception run & status               30 Days                                               X
reports
------------------------------------------------------------------------------------------------------------
3. All exceptions that are generated will            3 Days from
be audited to ensure authenticity (not                                                                     X
erroneous)

                                                     "live" run
------------------------------------------------------------------------------------------------------------
4. Prepare audit reports detailing
exceptions generated. Submit plan to
complete backlog processing within 45
days. Including any outstanding (current)            7 Days from
HMR edits that will be supplied by                                                                         X
Alteon (Not to exceed 250).                          "live" run
------------------------------------------------------------------------------------------------------------
5. Generate second exception run within
45 days of first run. Every run thereafter
shall not exceed a 30 day interval. All
open exceptions shall be resolved within             45 Days from
the normal 30 day interval prior to                  "live" run                                             X
subsequent exception runs.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
6. Provide monthly report showing all
exceptions completed within last 30 days
showing exception #, Description, Date
completed, Date entered to system, CRA               30 Days
Responsible, Site number, Resolution                 following 2nd         Approval                        X
                                                     run
------------------------------------------------------------------------------------------------------------
7. Provide monthly report showing all
outstanding Exceptions showing
exception #, description, Date generated,
Status, expected completion date,                    30 Days
comments, Site #, and CRA responsible                following 2nd         Approval                        X
                                                     run
------------------------------------------------------------------------------------------------------------
8. Assist Alteon in monthly review of
the exception system to identify problems
and jointly suggest and effect corrections           30 Days
and modifications                                    following 2nd         X                               X
                                                     run
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
3. CRF TRACKING , DATA ENTRY, DATA
REVIEW
------------------------------------------------------------------------------------------------------------
1. Independent double data entry with
100% validation.                                                                                           X
------------------------------------------------------------------------------------------------------------
2. Data online for all CRF pages
received in-house within 7 Days.                                                                           X
------------------------------------------------------------------------------------------------------------
3. All data online and exceptions
resolved prior to semi-annual safety                 Semi-                                                 X
meeting.                                             Annual
------------------------------------------------------------------------------------------------------------
4. Perform an in-house quality control
review of CRFs prior to data entry for
missing pages, legibility of comments,
clarification of medication names,
accuracy of patient identification, on each
page and correct pagination throughout               Daily                                                 X
the CRF.
------------------------------------------------------------------------------------------------------------
5. Comments or other textual information
must be redirected to an appropriate
comment/data field on the CRF or
deleted following Alteon approval.                   Daily                                                 X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
4. AUDIT TRAIL
------------------------------------------------------------------------------------------------------------
1. Maintain an audit trail log for all
changes to the database and/or the CRF.
Make audit log available for review
during monthly Alteon audit.                         Daily                                                 X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
2. Audit trail will show the history of
all study data including Old Value, New
Value, Date/Time Changed, who made
the change, reason for the change. Make
Log available to Alteon during monthly               Daily                                                 X
audit trips.
------------------------------------------------------------------------------------------------------------
3. Perform a final CRF inventory
before database finalization to ensure that          45 Days prior
all CRFs have been collected from the                to the end of
sites and transferred to the CRO.                    both protocols                                        X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
5. CODING
------------------------------------------------------------------------------------------------------------
1. Coding of adverse events will be
done using the WHO data dictionary
with HMR modifications supplied by
Alteon to be incorporated into the CRO               10 Days                                               X
dictionary.
------------------------------------------------------------------------------------------------------------
2. For previous/concomitant medications
the CRO can utilize their in-house data              Daily                                                 X
dictionary.
------------------------------------------------------------------------------------------------------------
3. Alteon to provide resolution to
medication names which do not code
against the dictionary. CRO to make any
necessary database corrections.                      Daily                                                 X
------------------------------------------------------------------------------------------------------------
6. MANAGEMENT REVIEW OF DATA
------------------------------------------------------------------------------------------------------------
1. A 100% verification of all data fields
(CRF versus database) will be done for a
sample of patients at timepoints
determined by Alteon. Any errors
identified will be corrected. Performed
when Alteon feels is appropriate for the             As-                   Approval                        X
study. Done jointly by Alteon & CRO                  Determined
Staff.
------------------------------------------------------------------------------------------------------------
2. If error rate from review exceed 5%
of samples reviewed the CRO will
perform a full in-depth audit of the
database versus the CRF forms to ensure
accuracy within a 30 day period
following the original review and report
to Alteon the problems found, resolutions
made, procedures adopted to prevent
subsequent failure percentages.                      As-required                                           X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
7. ADVERSE EVENTS
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
1. Import the HMR Serious Adverse
Event (SAE)  database into the CRO
desired database format (ie. SAS, Oracle,            30 Days                                               X
etc.)
------------------------------------------------------------------------------------------------------------
2. Continue entering Adverse Event data
including, AE Nag, AE Module, Study
Termination, dose/dispensing
information, patient disposition.                    Daily                                                 X
------------------------------------------------------------------------------------------------------------
3. SAE Reporting
a. Provide monthly Reports of all SAE                Monthly
   data                         entries for
   the proceeding month including AE
   Nag, AE Module, Study
   Termination, dose/dispensing
   information, patient disposition (or
   data CRO deems pertinent).
b. Database of adverse events provided               As-Required                                           X
   at Alteon's request for IND reporting
   and NDA submission preparation.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
8. END-STUDY AUDIT
------------------------------------------------------------------------------------------------------------
1. Performed after all CRF's have been
entered, exception processing and
corrections have been completed, all                 Prior to
outstanding updated have been                        Database
reconciled.  Audit will be completed                 Finalization                                          X
prior to Database Finalization.
------------------------------------------------------------------------------------------------------------
2. Minimum * data fields verified (CRF
versus database); acceptable error rate
*%. If audit reveals greater error rate
than *% an additional * data fields(or               Prior to
*% of remaining fields, whichever is                 Database
greater) will be sampled and corrected.                                                                    X
                                                     Finalization
------------------------------------------------------------------------------------------------------------
3. Alteon will provide complete
guidelines for end study audit with input                                  X
from the CRO.
------------------------------------------------------------------------------------------------------------
4. Documentation for the audit will
include: who performed the audit, dates
audit performed, patient numbers
verified, total number of fields verifies,
number and description.                                                                                    X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
9. DATABASE FINALIZATION
------------------------------------------------------------------------------------------------------------


* Confidential Treatment Requested

------------------------------------------------------------------------------------------------------------
Database finalization within 4 weeks of              30 Days
last patient data in-house and End-Study             from                                                  X
Audit completed.                                     last data
                                                     entry
------------------------------------------------------------------------------------------------------------
2. All data inhouse and online, Patient              30 Days from
disposition coding complete, End study                                                                     X
audit complete and with acceptable error             last data entry
rate, Alteon approval of adverse coding,
TAN reconciliation (treatment assignment
number) if the CRF differs from the
TAN on any study medication label.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
10. RANDOMIZATION VERIFICATION
------------------------------------------------------------------------------------------------------------
1. 100% verification of the TAN                      14 days from
recorded in the CRF, the drug assigned                                                                     X
to the patient in the database, and the              database
drug assigned to the TAN on the                      finalization
randomization schedule.
------------------------------------------------------------------------------------------------------------
2. Provide Alteon an electronic copy of
the randomization schedule.                                                                                X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
11. DATA DOCUMENT SUMMARY IN
CLINICAL STUDY REPORT (CSR)
------------------------------------------------------------------------------------------------------------
1. Summary of data quality procedures
used for the study, including exception
criteria and end study audit results
(patient numbers verified , errors                   Two weeks of
identified, total number of data fields              Database
verified, and calculated error rate) within                                                                X
two weeks of database finalization.                  Finalization
------------------------------------------------------------------------------------------------------------
2. Standard template provided by Alteon                                    X
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
12. POST FINALIZATION CHANGES
------------------------------------------------------------------------------------------------------------
1. If any post finalization changes are
identified after the database has been
finalized, and the drug coded unblinded,
evaluate the impact of making the
change(s) and provide recommendation.                As-                   X
Database will be updated at the sole                 Required
discretion of Alteon.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
13. DATABASE DOCUMENTATION
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
1. All computer programs used to
support creation, clean-up, and reporting
of the database will be provided to
Alteon within 6 weeks of the CSR.                    6 weeks from
(This includes derived data)                         CSR                                                   X
------------------------------------------------------------------------------------------------------------
2. The disposition criteria, programs
used to assign disposition codes, major
and minor protocol violation codes, and
the disposition and violation codes                                                                        X
assigned to each patient.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
14.  SAS DATASETS
------------------------------------------------------------------------------------------------------------
1.  Complete datasets and all copies of              6 weeks from
CRFs provided within 6 weeks of final                                                                      X
CSR.                                                 CSR
------------------------------------------------------------------------------------------------------------
2. Alteon will load datasets inhouse data
management system.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
15.  COMMUNICATIONS
------------------------------------------------------------------------------------------------------------
1. All communications with Alteon
Clinical Data Management will be
documented and distributed within 5                  As-Required                                           X
working days.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                      TRANSFER OF OBLIGATIONS TO QUINTILES

         ALTEON shall report to the FDA (or the equivalent Canadian regulatory authority) that QUINTILES will assume the following obligations with respect to the Studies:

1. QUINTILES will maintain or update each, as necessary, of the following documents with respect to each Study from each Investigator to be monitored by QUINTILES:

         a. A completed and signed Form FDA-1572 (or the Canadian equivalent).

         b. Current curriculum vitae of the principal Investigator and all secondary Investigators identified on Form FDA- 1572 (or the Canadian equivalent).

         c.       Protocol signature page signed by the principal Investigator.

         d. A copy of the informed consent form to be used by the Investigator.

         e.       IRB approval of the Protocol and informed consent form.

         f. As appropriate, IRB approval of Protocol amendments and annual reapprovals.

2. QUINTILES will provide all participating Investigators with updated investigators' brochures, as appropriate, and, as the investigation proceeds, keep each participating Investigator informed of new information received from ALTEON regarding the Compound.

3. In accordance with 21 CRF 312.32 (or the Canadian equivalent), QUINTILES will promptly inform Investigators and ALTEON of any important safety information, including serious adverse experiences received by QUINTILES.

4. QUINTILES will report to ALTEON any Investigator that is not complying with his/her signed agreement (Form FDA-1572, or the Canadian equivalent), end the Investigators participation in the Studies, and recover unused Compound.

5. QUINTILES will select qualified personnel by training and experience to manage and monitor the progress of the investigation. QUINTILES shall use such percentage of individuals who are QUINTILES employees as CRAs as QUNITLIES and ALTEON shall determine is appropriate (calculated on the basis of the number of CRA personhours necessary). All CRAs shall be subject to ALTEON's reasonable approval.

6. QUINTILES will monitor the Studies in accordance with all now or hereafter applicable Federal, national, state and local laws, statutes, ordinances and regulations, including without limitation, FDA (or the equivalent Canadian regulatory authority) guidelines on the responsibilities of sponsors, monitors and clinical Investigators and informed consents.

7. QUINTILES will summarize the evidence related to the safety of the Compound as it is obtained from the Investigators being monitored by QUINTILES and make such evidence available to ALTEON.

8. QUINTILES will undertake the management of the shipment of Compounds to Investigators and the maintenance of adequate records showing receipt, shipment, and disposition of Compound in accordance with 21 CRF 312.57(a) (or the Canadian equivalent).

9. QUINTILES will verify the proper return of all unused supplies of Compound from each Investigator whose participation in the Studies is completed or terminated.

10. QUINTILES will retain records and reports associated with the Studies in accordance with 21 CRF 312.57(b) (or the Canadian equivalent).

                                    EXHIBIT C

                                     BUDGET

                                     BUDGET
                                  PROTOCOL 0002




PROJECT SET-UP/INITIATION
         Project Transfer and Start-up                                        *
         Development of Study Files                                           *
SUBTOTAL PROJECT SET-UP INITIATION:                                           *

CLINICAL TRIAL MANAGEMENT
         Clinical Monitoring - Interim, Close-Out Visits                      *
         Clinical In-House Administration                                     *
         Drug Distribution Management                                         *
         GCP/GMP Site Audits                                                  *
SUBTOTAL CLINICAL TRIAL MANAGEMENT                                            *

MEDICAL SUPPORT
         AE Processing and Reporting                                          *
SUBTOTAL MEDICAL SUPPORT                                                      *

CLINICAL DATA MANAGEMENT
         Database Design and Maintain                                         *
         CRF Tracking                                                         *
         Edit Specifications, Pre-Entry Edit, DCF/Queries Resolution          *
         Data Entry, Database Audit                                           *
         Coding - Disease, Medication, Adverse Events                         *
SUBTOTAL CLINICAL DATA MANAGEMENT                                             *

BIOSTATISTICAL ANALYSIS
         Annotated Report Outline                                             *
         Statistical/Integrated Study Report                                  *
SUBTOTAL BIOSTATISTICAL ANALYSIS                                              *

SUPPORT SERVICES
         Project Management                                                   *
         Administrative Support                                               *
         Client Meetings                                                      *
SUBTOTAL SUPPORT SERVICES                                                     *

TOTAL QUINTILES FEES                                                          *

MISCELLANEOUS COSTS
         Monitoring Travel                                                    *
         Client Meeting Travel                                                *
         Investigator Meeting Travel                                          *
         GCP Audit Travel                                                     *
         Computer Support                                                     *
         Copying/Printing, Postage, Telephone, Supplies                       *
SUBTOTAL MISCELLANEOUS COSTS                                                  *

GRAND TOTAL                                                                   *



*CONFIDENTIAL

TREATMENT

REQUESTED

                                     BUDGET
                                  PROTOCOL 0009



PROJECT SET-UP/INITIATION
         Project Transfer and Start-up                                        *
         Development of Study Files                                           *
SUBTOTAL PROJECT SET-UP INITIATION:                                           *

CLINICAL TRIAL MANAGEMENT
         Clinical Monitoring - Interim, Close-Out Visits                      *
         Clinical In-House Administration                                     *
         Drug Distribution Management                                         *
         GCP/GMP Site Audits                                                  *
SUBTOTAL CLINICAL TRIAL MANAGEMENT                                            *

MEDICAL SUPPORT
         AE Processing and Reporting                                          *
SUBTOTAL MEDICAL SUPPORT                                                      *

CLINICAL DATA MANAGEMENT
         Database Design and Maintain                                         *
         CRF Tracking                                                         *
         Edit Specifications, Pre-Entry Edit, DCF/Queries                     *
         Data Entry, Database Audit                                           *
         Coding - Disease, Medication, Adverse Events                         *
SUBTOTAL CLINICAL DATA MANAGEMENT                                             *

BIOSTATISTICAL ANALYSIS
         Annotated Report Outline                                             *
         Statistical/Integrated Study Report                                  *
SUBTOTAL BIOSTATISTICAL ANALYSIS                                              *

SUPPORT SERVICES
         Project Management                                                   *
         Administrative Support                                               *
         Client Meetings                                                      *
SUBTOTAL SUPPORT SERVICES                                                     *

TOTAL QUINTILES FEES                                                          *

MISCELLANEOUS COSTS
         Monitoring Travel                                                    *
         Client Meeting Travel                                                *
         Investigator Meeting Travel                                          *
         GCP Audit Travel                                                     *
         Computer Support                                                     *
         Copying/Printing, Postage, Telephone, Supplies                       *
SUBTOTAL MISCELLANEOUS COSTS                                                  *

GRAND TOTAL                                                                   *



*CONFIDENTIAL

TREATMENT

REQUESTED

                                     ALTEON
                  SAE REPORTING FOR PROTOCOL PR0014 AND PR0016



MEDICAL MANAGEMENT
         Medical Monitoring                                                   *
         AE Processing and Reporting                                          *
SUBTOTAL MEDICAL MANAGEMENT                                                   *



TOTAL QUINTILES FEES                                                          *


MISCELLANEOUS COSTS
         Computer Support, Copying, Printing, Shipping,                       *
                  Communication, Supplies                                     *



QUINTILES TOTAL ESTIMATED COST                                                *




*CONFIDENTIAL

TREATMENT

REQUESTED